SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: SEPTEMBER 13, 2005

EDGETECH SERVICES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

NEVADA 000-27397 98-0204280 ------ --------- ---------- (State or other jurisdiction (Commission (IRS Employer of incorporation) File Number) Identification No.)

501 Santa Monica Blvd Suite 601

Santa Monica, CA 90401

(Address of principal executive offices)

310-857-6666

(Registrant's Executive Office Telephone Number)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

[x] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

The purpose of this current report on Form 8-K is to report a change in the Company's Certifying Accountant.

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

CHANGE IN ACCOUNTANT, FINANCIAL STATEMENTS AND EXHIBITS

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Dohan and Company, CPAs, P.A. performed the audits and reviews for Edgetech Services for the prior years.  These reports did not contain any adverse opinion or a disclaimer of opinion, or any qualifying opinions as to audit scope or accounting principles for the prior two years.

During the Registrant’s prior fiscal years and during any subsequent interim period prior to the September 13, 2005, there were no disagreements with Dohan and Company, CPA’s, P.A., with respect to an accounting or auditing principles or practices, financial statement disclosure or auditing scope or procedures as the type discussed in Item 304(a)(iv) of Regulation S-B for the prior two years.

Dohan and Company were dismissed on September 13, 2005 at the will of the Registrant and was not currently engaged in any auditing or accounting work.  This decision was recommended by the board of directors.

Prior to the engagement of our new auditor, George Brenner, CPA, there were no consultations.

A required letter from Dohan and Company is attached in exhibit 16

SIGNATURES

In accordance with Section 13 of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Edgetech Services, Inc., A Nevada Corporation

(Registrant)

                                  By:   /s/ Xavier Roy

                                     ----------------------------

                                     Xavier Roy, CEO and Chairman

Date: September 14, 2005

EXHIBIT 16:

September 20, 2005

Office of the Chief Accountant

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC

Dear Sir and/or Madam:

We have read the statements about our firm included under Item 4 in the Form 8-K dated September 20, 2005 of Edgetech Services filed with the Securities and Exchange Commission and are in agreement with the statements contained herein.

Yours truly,

/s/ Dohan and Company, CPA's

Dohan and Company CPAs